                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------


                                  FORM 8-K/A-1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 3, 1997

                         FRONTIER INSURANCE GROUP, INC.
               (Exact name of registrant as specified in charter)

DELAWARE                                  0-15022                           14-1681606
(State or other juris-                    (Commission                       (IRS Employer
  diction of incorp-                      File Number)                      Identification No.)
        oration)

195 LAKE LOUISE MARIE ROAD, ROCK HILL, NEW YORK                             12775-8000
  (Address of principal executive Offices)                                  (Zip Code)



       Registrant's telephone number, including area code: (914) 796-2100


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

               (a)    Financial Statements of Business Acquired.

                      The audited consolidated financial statements of Lyndon Property Insurance Company and subsidiaries as of December 31, 1996 and 1995 and for each of the three years then ended (with Report of Independent Auditors thereon) and unaudited interim consolidated financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and March 31, 1996.

               (b)    Pro Forma Financial Information.

                      The unaudited pro forma consolidated balance sheet as of March 31, 1997 and consolidated statements of income for the three months ended March 31, 1997 and the year ended December 31, 1996, with the notes thereto.

               (c)    Exhibits.

                      23(b) Consent of Independent Public Accountants

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Lyndon Property Insurance Company:

We have audited the accompanying consolidated balance sheets of Lyndon Property Insurance Company (a Missouri corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholder's equity and cash flows for the year ended December 31, 1996 and the three months ended December 31, 1995 and the combined statements of income, stockholder's equity and cash flows of Lyndon Property Insurance Company and Lyndon Life Insurance Company for the nine months ended September 30, 1995 and the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lyndon Property Insurance Company and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the year ended December 31, 1996, the three months ended December 31, 1995, the nine months ended September 30, 1995 and the year ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 2 of the accompanying notes to the financial statements, the Company adopted new accounting standards promulgated by the Financial Accounting Standards Board, changing its method of accounting, effective January 1, 1994, for certain investments in debt and equity securities.

ARTHUR ANDERSEN LLP

St. Louis, Missouri
June 13, 1997

               Lyndon Property Insurance Company and Subsidiaries
                           Consolidated Balance Sheets
                        As of December 31, 1996 and 1995

                  (Under Ownership of Mercury Finance Company)

                    (Dollars in thousands, except share data)

                                                       Unaudited
                                                        3/31/97      12/31/96     12/31/95
                                                       ----------    --------     --------
Assets

Investments:

    Investments Available-for-Sale at
      fair value (amortized cost of
      $193,888, $160,332 and $170,413)                  $192,936     $161,781     $173,773
    Investments Held-to-Maturity at
      amortized cost (fair value of
      $8,215, $8,025 and $6,444)                           8,047        7,765        6,120
    Short-term Investments (at amortized
      cost which approximates fair value)                 13,832       43,411       52,638
                                                       ---------    ---------    ---------
       Total Investments                                 214,815      212,957      232,531

Cash                                                       3,868        3,409       10,701
Accrued Investment Income                                  3,322        3,214        3,935
Receivable from Mercury Finance                              -          9,048           89
Accounts Receivable                                       29,979       31,401      118,379
Deferred Policy Acquisition Costs                         43,503       41,648        4,039
Reinsurance Recoverable                                   98,353       91,665       28,634
Deferred Income Taxes                                        -            -          2,833
Other Assets                                               2,004        9,309       14,243
                                                       ---------    ---------    ---------
           Total Assets                                 $395,844     $402,651     $415,384
                                                       =========    =========    =========
Liabilities

Policy Liabilities:

    Unpaid Losses                                       $ 48,846     $ 32,420     $ 51,026
    Unpaid Loss Adjustment Expenses                          498          357           13
    Unearned Premiums                                    178,106      206,796      139,053
                                                       ---------    ---------    ---------
      Total Policy Liabilities                           227,450      239,573      190,092

Deferred Income Taxes                                      4,390        4,957          -
Accrued Income Taxes                                       2,184          106       10,659
Due to Mercury Finance                                       500          -            -
Accounts Payable                                          30,026       38,124      109,328
Other Liabilities                                         12,563        4,127        5,292
                                                       ---------    ---------    ---------
      Total Liabilities                                  277,113      286,887      315,371
                                                       ---------    ---------    ---------
Stockholder's Equity
Common Stock ($1,000 par value;
    authorized 4,000 shares, issued
    and outstanding 4,000 shares)                          4,000        4,000        4,000
Additional Paid-in Capital                                78,178       78,178       78,178
Net Unrealized (Losses) Gains on Investments                (617)         942        2,184
Retained Earnings                                         37,170       32,644       15,651
                                                       ---------    ---------    ---------
      Total Stockholder's Equity                         118,731      115,764      100,013
                                                       ---------    ---------    ---------

           Total Liabilities and Stockholder's Equity   $395,844     $402,651     $415,384
                                                       =========    =========    =========



See Notes to Financial Statements

               Lyndon Property Insurance Company and Subsidiaries
                        Consolidated Statements of Income
               For the Three Months Ended March 31, 1997 and 1996

                  (Under Ownership of Mercury Finance Company)

                             (Dollars in thousands)

                                                            Unaudited         Unaudited
                                                              Three             Three
                                                              Months            Months
                                                              Ended             Ended
                                                             3/31/97           3/31/96
                                                            ---------         ---------
Revenues

Premiums Written                                             $43,660           $45,672
Premiums Ceded                                                30,026            24,330
                                                             -------           -------
    Net Premiums Written                                      13,634            21,342
(Decrease) Increase in Unearned Premiums                      (9,586)            5,271
                                                             -------           -------
    Net Premiums Earned                                       23,220            16,071

Net Investment Income                                          3,023             2,927
Net Realized Investment Gains (Losses)                            29               (48)
Other Revenues                                                   100               276
                                                             -------           -------
           Total Revenues                                     26,372            19,226


Expenses

Losses                                                        10,938             4,124
Loss Adjustment Expenses                                         496               370
Amortization of Policy Acquisition Costs,
    net of reinsurance allowances of $7,744
    and $1,254                                                 3,053            (3,489)
Amortization of Present Value of Future
    Business                                                   2,229             3,851
Operating Expenses                                             2,911             3,554
                                                             -------           -------
           Total Expenses                                     19,627             8,410


Income Before Income Tax Expense                               6,745            10,816
Income Tax Expense                                             2,219             3,544
                                                             -------           -------

      Net Income                                             $ 4,526           $ 7,272
                                                             =======           =======



See Notes to Financial Statements

               Lyndon Property Insurance Company and Subsidiaries
                        Consolidated Statements of Income
                      For the Year Ended December 31, 1996
                  and the Three Months Ended December 31, 1995
                  (Under Ownership of Mercury Finance Company)

                             (Dollars in thousands)

                                                                       Three
                                                  Year                 Months
                                                  Ended                Ended
                                                12/31/96              12/31/95
                                                --------              --------
Revenues
Premiums Written                                 $226,081              $ 51,311
Premiums Ceded                                    129,467                30,197
                                                 --------              --------
     Net Premiums Written                          96,614                21,114
Increase (Decrease) in Unearned Premiums           13,337                (9,500)
                                                 --------              --------
     Net Premiums Earned                           83,277                30,614
Net Investment Income                              12,082                 4,250
Net Realized Investment Gains (Losses)                606                   (24)
Other Revenues                                        833                   --
                                                 --------               -------
       Total Revenues                              96,798                34,840

Expenses

Losses                                             25,041                11,430
Loss Adjustment Expenses                            2,512                   109
Reserve Adjustment on Reinsurance Assumed            --                 (13,542)
Amortization of Policy Acquisition Costs,
   net of reinsurance allowances of $9,122
   and $1,197                                      10,999                  (973)
Amortization of Present Value of Future
  Business                                         11,080                 3,851
Operating Expenses                                  7,172                23,808
                                                 --------              --------
       Total Expenses                              56,804                24,683
Income Before Income Tax Expense                   39,994                10,157
Income Tax Expense                                 13,012                 3,489
                                                 --------              --------
     Net Income                                  $ 26,982               $ 6,668
                                                 ========              ========


See Notes to Financial Statements

                        Lyndon Property Insurance Company
                        and Lyndon Life Insurance Company
                          Combined Statements of Income
                  For the Nine Months Ended September 30, 1995

                      and the Year Ended December 31, 1994
                      (Under Ownership of ITT Corporation)

                             (Dollars in thousands)

                                                  Nine
                                                 Months                  Year
                                                  Ended                  Ended
                                                 9/30/95               12/31/94
                                                 --------              --------
Revenues
Premiums Written                                 $159,215              $123,211
Premiums Ceded                                     43,002               106,662
                                                 --------              --------
     Net Premiums Written                         116,213                16,549
Increase (Decrease) in Unearned Premiums           23,595               (24,484)
                                                 --------              --------
     Net Premiums Earned                           92,618                41,033
Net Investment Income                              30,195                42,140
Net Realized Investment (Losses) Gains             (8,174)                2,865
Other Revenues                                     24,653                13,980
                                                 --------              --------
       Total Revenues                             139,292               100,018
Expenses
Losses                                             47,723                 1,585
Loss Adjustment Expenses                              330                    92
Reserve Adjustment on Reinsurance Assumed          18,509                12,890
Amortization of Policy Acquisition Costs,
   net of reinsurance allowances of $1,922
   and $1,068                                       7,345                   689
Operating Expenses                                 46,277                16,866
Other Expenses                                        899                 1,978
                                                 --------              --------
         Total Expenses                           121,083                34,100
       Income Before Income Tax Expense and
         Cumulative Effect of Change in
         Accounting Principle                      18,209                65,918
Income Tax Expense                                  6,466                22,180
                                                 --------              --------
       Income Before Cumulative Effect of
         Change in Accounting Principle            11,743                43,738
Cumulative Effect of Change in Accounting
         Principle, Net of Tax                       --                  (2,978)
                                                 --------              --------
       Net Income                                $ 11,743              $ 40,760
                                                 ========              ========


See Notes to Financial Statements

               Lyndon Property Insurance Company and Subsidiaries
                 Consolidated Statements of Stockholder's Equity
                  For the Three Months Ended December 31, 1995
                      and the Year Ended December 31, 1996

                  (Under Ownership of Mercury Finance Company)

                             (Dollars in thousands)

                                                                        Net
                                                                     Unrealized
                                           Additional                  Gains
                                 Common     Paid-in     Retained    (Losses) on
                                 Stock      Capital     Earnings    Investments       Total
                                 -------   ----------   --------    -------------     ------

Balances at 10/01/95             $4,000      $78,178     $  8,994      $  -0-        $ 91,172

Net Income                                                  6,668                       6,668

Loss on Related-Party
  Investment Sales                                            (11)                        (11)

Change in Unrealized Gains
  (Losses) on Available-
  for-Sale Securities,
  Net of Tax                                                             2,184          2,184
                                 ------      -------     --------      -------       --------
Balances at 12/31/95              4,000       78,178       15,651        2,184        100,013
                                 ------      -------     --------      -------       --------
Net Income                                                 26,982                      26,982

Dividends to Stockholder                                  (10,000)                    (10,000)

Gain on Related-Party
  Investment Sales                                             11                          11

Change in Unrealized Gains
  (Losses) on Available-
  for-Sale Securities,
  Net of Tax                                                            (1,242)        (1,242)
                                 ------      -------     --------      -------       --------
Balances at 12/31/96              4,000       78,178       32,644          942        115,764
                                 ------      -------     --------      -------       --------

Unaudited

Net Income                                                  4,526                       4,526

Change in Unrealized Gains
  (Losses) on Available-
  for-Sale Securities,
  Net of Tax                                                            (1,559)        (1,559)
                                 ------      -------     --------      -------       --------
Balances at 3/31/97              $4,000      $78,178     $ 37,170      $  (617)      $118,731
                                 ======      =======     ========      =======       ========


See Notes to Financial Statements

                        Lyndon Property Insurance Company
                        and Lyndon Life Insurance Company
                   Combined Statements of Stockholder's Equity
                      For the Year Ended December 31, 1994
                  and the Nine Months Ended September 30, 1995

                      (Under Ownership of ITT Corporation)

                             (Dollars in thousands)

                                                                       Net
                                        Common                      Unrealized
                                      Stock and                       Gains
                                       Paid-in        Retained      (Losses) on
                                       Capital        Earnings      Investments       Total
                                      ---------       --------      ------------      -----
Balances at 12/31/93                  $106,900       $ 354,137      $    116        $ 461,153

Net Income                                              40,760                         40,760

Dividends to Stockholder                               (35,400)                       (35,400)

Loss on Related-Party
  Investment Sales                                      (8,121)                        (8,121)

Change in Unrealized Gains
  (Losses) on Available-
  for-Sale Securities,
  Net of Tax                                                         (17,946)         (17,946)
                                      --------       ---------      --------        ---------
Balances at 12/31/94                   106,900         351,376       (17,830)         440,446
                                      --------       ---------      --------        ---------

Net Income                                              11,743                         11,743

Dividends to Stockholder               (15,518)       (382,874)                      (398,392)

Gain on Related-Party
  Investment Sales                                       6,336                          6,336

Intercompany Reinsurance
  Recapture                                             13,419                         13,419

Change in Unrealized Gains
  (Losses) on Available-
  for-Sale Securities,
  Net of Tax                                                          17,825           17,825
                                      --------       ---------      --------        ---------
Balances at 9/30/95                   $ 91,382       $  -0-         $     (5)       $  91,377
                                      ========       =========      ========        =========




See Notes to Financial Statements

               Lyndon Property Insurance Company and Subsidiaries
                      Consolidated Statements of Cash Flows
               For the Three Months Ended March 31, 1997 and 1996

                  (Under Ownership of Mercury Finance Company)

                             (Dollars in thousands)

                                                            Unaudited         Unaudited
                                                              Three             Three
                                                              Months            Months
                                                              Ended             Ended
                                                             3/31/97           3/31/96
                                                            ---------         ----------
Operating Activities:

    Net Income                                               $  4,526          $  7,272

    Adjustments to Net Income:
      Net Realized Investment Gains                               (29)             (221)
      Net Amortization of Bond
        Premium/Discount                                          647               235
      Increase in Deferred Policy
        Acquisition Costs                                      (1,855)          (12,510)
      Changes in:
           Liabilities for Unpaid Losses
             and Loss Adjustment Expenses                      16,567           (17,587)
           Reinsurance Recoverable                             (6,688)          (20,240)
           Unearned Premiums                                  (28,690)           15,916
           Receivable from Mercury Finance                      9,048                 4
           Accounts Receivable                                  1,421            74,433
           Accounts Payable                                    (8,098)          (59,761)
           Due to Mercury Finance                                 501               -
           Accrued Investment Income                             (109)            1,068
      Other                                                    17,853            (7,748)
                                                             --------          --------
               Net Cash Provided from (Used for)
                 Operating Activities                           5,094           (19,139)
                                                             --------          --------

Investing Activities:

    Investments Available-for-Sale:
         Purchases                                            (43,448)          (15,108)
         Proceeds from Sales and Maturities                     9,502            34,419

    Investments Held-to-Maturity:
         Purchases                                               (306)           (1,168)
         Proceeds from Calls and Redemptions                       38               833
                                                             --------          --------
               Net Cash (Used for) Provided from
                 Investing Activities                         (34,214)           18,976
                                                             --------          --------
               Net Change in Cash and Short-Term
                 Investments                                  (29,120)             (163)

Cash and Short-Term Investments - at
    Beginning of Period                                        46,820            63,339
                                                             --------          --------

Cash and Short-Term Investments - at
    End of Period                                            $ 17,700          $ 63,176
                                                             ========          ========





See Notes to Financial Statements

               Lyndon Property Insurance Company and Subsidiaries
                      Consolidated Statements of Cash Flows
                      For the Year Ended December 31, 1996
                  and the Three Months Ended December 31, 1995

                  (Under Ownership of Mercury Finance Company)

                             (Dollars in thousands)

                                                               Year          Three Months
                                                               Ended             Ended
                                                             12/31/96          12/31/95
                                                             --------        ------------
Operating Activities:

    Net Income
                                                              $  26,982      $   6,668
    Adjustments to Net Income:
      Net Realized Investment (Gains) Losses                       (769)            24
      Net Amortization of Bond
        Premium/Discount                                          2,386           (887)
      Increase in Deferred Policy
        Acquisition Costs                                       (37,609)        (7,539)
      Deferred Income Taxes                                       8,459            845
      Changes in:
           Liabilities for Unpaid Losses
             and Loss Adjustment Expenses                       (18,262)         4,499
           Reinsurance Recoverable                              (63,031)        (1,156)
           Unearned Premiums                                     67,743          3,081
           Receivable from Mercury Finance                       (8,959)           (89)
           Accounts Receivable                                   86,978        (49,966)
           Accounts Payable                                     (71,204)          (301)
           Accrued Investment Income                               -                44
           Other                                                 (6,063)         7,891
                                                              ---------      ---------
               Net Cash Used for Operating
                 Activities                                     (13,349)       (36,886)
                                                              ---------      ---------
Investing Activities:

    Investments Available-for-Sale:
         Purchases                                              (83,836)        (4,720)
         Proceeds from Sales and Maturities                      92,258         53,881

    Investments Held-to-Maturity:
         Purchases                                               (2,360)          (401)
         Proceeds from Calls and Redemptions                        768            211
                                                              ---------      ---------
               Net Cash Provided from
                 Investing Activities                             6,830         48,971
                                                              ---------      ---------
Financing Activities:

    Dividends Paid on Common Stock                              (10,000)          -

    Payment to ITT                                                 -           (98,392)
                                                              ---------      ---------
               Net Change in Cash and Short-
                 Term Investments                               (16,519)       (86,307)

Cash and Short-Term Investments - at
    Beginning of Period                                          63,339        149,646
                                                              ---------      ---------
Cash and Short-Term Investments - at
    End of Period                                             $  46,820      $  63,339
                                                              =========      =========



See Notes to Financial Statements

                        Lyndon Property Insurance Company
                        and Lyndon Life Insurance Company
                        Combined Statements of Cash Flows
                  For the Nine Months Ended September 30, 1995
                      and the Year Ended December 31, 1994

                      (Under Ownership of ITT Corporation)

                             (Dollars in thousands)

                                                               Nine
                                                              Months             Year
                                                              Ended             Ended
                                                             9/30/95           12/31/94
                                                             -------           --------
Operating Activities:

    Net Income                                               $  11,743          $  40,760

    Cumulative Effect of Change in Accounting
      Principle                                                  -                  2,978

    Adjustments to Net Income:
      Net Realized Investment Losses (Gains)                     8,174             (2,865)
      Net Amortization of Bond
        Premium/Discount                                           947              2,221
      Decrease (Increase) in Deferred Policy
        Acquisition Costs                                       37,871            (22,639)
      Deferred Income Taxes                                    (91,761)            13,958
      Changes in:
           Liabilities for Unpaid Losses
             and Loss Adjustment Expenses                        4,861             (8,372)
           Reinsurance Recoverable                              36,827             48,099
           Unearned Premiums                                   (19,545)           (49,328)
           Intercompany Receivable                               4,774             (4,777)
           Accounts Receivable                                  40,610            (61,173)
           Intercompany Payable                                (24,110)            (7,527)
           Accounts Payable                                     (6,634)            40,403
           Accrued Investment Income                             4,264             (3,120)
      Other                                                     16,285            (18,426)
                                                             ---------          ---------
               Net Cash Provided from (Used for)
                 Operating Activities                           24,306            (29,808)
                                                             ---------          ---------
Investing Activities:

    Investments Available-for-Sale:
         Purchases                                            (152,439)          (489,900)
         Proceeds from Sales and Maturities                    374,824            349,488

    Investments Held-to-Maturity:
         Proceeds from Maturities                                -                  2,646
                                                             ---------          ---------
               Net Cash Provided from (Used for)
                 Investing Activities                          222,385           (137,766)
                                                             ---------          ---------
Financing Activities:

    Dividends Paid on Common Stock                            (300,000)           (35,400)
                                                             ---------          ---------
               Net Change in Cash and Short-
                 Term Investments                              (53,309)          (202,974)

Cash and Short-Term Investments - at
    Beginning of Period                                        196,891            399,865
                                                             ---------          ---------

Cash and Short-Term Investments - at
    End of Period                                            $ 143,582          $ 196,891
                                                             =========          =========





See Notes to Financial Statements

               Lyndon Property Insurance Company and Subsidiaries
                          Notes to Financial Statements

                             (Dollars in Thousands)

NOTE 1:  COMPANY OWNERSHIP AND NATURE OF BUSINESS

Lyndon Property Insurance Company, a Missouri domiciled insurance company, and its subsidiaries ("the Company") provide credit-related and specialty insurance through a variety of distribution channels in both the financial and specialty insurance markets primarily throughout the United States. Credit-related products include collateral protection, credit property, involuntary unemployment insurance, auto physical damage, credit life and credit accident and health coverages which are marketed by general agents and market representatives primarily through finance companies and banks. The Company is also engaged in the business of direct writing of credit life, accident and health and various other credit-related insurance policies for customers of Mercury Finance Company ("Mercury"). Specialty insurance products include auto residual value, non-standard auto and warranty.

Prior to May 1, 1995, Lyndon Property Insurance Company ("LPIC") and Lyndon Life Insurance Company ("LLIC") were separate subsidiaries wholly-owned by ITT Financial Corporation ("Financial"), which was wholly-owned by ITT Corporation, and then subsequently reorganized as ITT Industries, Inc. ("ITT"). Effective May 1, 1995, Financial was merged with ITT, leaving the direct ownership of LPIC and LLIC to ITT. The financial statements for 1994 and the nine months ended September 30, 1995 reflect the combined results of LPIC and LLIC.

On October 20, 1995, Mercury acquired from ITT all of the shares of the Company for $72,500 in cash and a note payable of $8,600 due in connection with the run-off of certain reinsurance business. Also on that date, just prior to the sale, ITT contributed all of the common stock of LLIC to LPIC. For accounting purposes, the date of the transaction was October 1, 1995. The acquisition was accounted for under the purchase method of accounting with the adjustments incorporated in the Company's financial statements. Purchase accounting adjustments primarily consisted of recording certain investment securities at fair value, eliminating deferred acquisition costs and establishing an amount for the present value of future business. The excess of fair value over the cost of net assets acquired (negative goodwill) relating to the acquisition was offset against the present value of future business component of the purchase accounting adjustments.

On December 31, 1995, Mercury contributed all of the common stock of Twin Mercury Life Insurance Company, an Arizona domiciled life insurer, to LLIC. On June 1, 1996, Mercury also contributed all of the common stock of Gulfco Life Insurance Company, a Louisiana domiciled life insurer, to LPIC. Both contributions were accounted for similar to the pooling of interests method of accounting. The net assets of the companies contributed by Mercury were recorded at existing carrying amounts and the financial statements have been restated to include the results of operations for the three months ended December 31, 1995 and the year ended December 31, 1996. Other wholly-owned subsidiaries which were formed in 1996 include Lyndon Southern Insurance Company, a property and casualty insurer domiciled in Louisiana which is currently awaiting its Certificate of Authority and Lyndon General Agency of Texas, Inc.

The Company is a majority stockholder in Lyndon-DFS Warranty Services, Inc. ("LWS") which is a stock warranty service company that was incorporated in the state of Missouri on August 17, 1995 and commenced operations on January 1, 1996. LWS operates as a warranty administration service company for a non-affiliated company and offers extended warranty products through Mercury branch offices. The Company owns 95.1% of LWS's Class A stock and 100% of the Class B stock.

Four market representatives accounted for approximately 72% of the Company's direct business in 1996. Loss of all or a substantial portion of the business provided by these sources could have a material adverse effect on the financial condition and results of operations of the Company.

NOTE 2:  SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements for the year ended December 31, 1996 and three months ended December 31, 1995 include the accounts of LPIC and all majority owned subsidiaries, all of which are under the ownership of Mercury. The accompanying combined financial statements for the nine months ended September 30, 1995 and the year ended December 31, 1994 reflect the combined results of operations and cash flows of LPIC and LLIC under the ownership of ITT. The stockholder's equity statement for these periods has been presented by combining the individual equity components of each entity. All significant intercompany balances and transactions have been eliminated.

The significant accounting policies followed by the Company are summarized below.

Cash and Short-Term Investments

The Company considers all highly liquid investments, with an original maturity of three months or less, to be cash equivalents. Short-term investments are stated at cost which approximates market.

Investments

The Company classifies investments as held-to-maturity securities and available-for-sale securities. Held-to-maturity securities are reported at cost, adjusted for amortization of premium or discount, and available-for-sale securities are reported at fair value with unrealized gains and losses excluded from earnings and reported in a separate component of stockholder's equity, net of applicable income taxes.

Fair values for securities are based on quoted market prices, where available. For securities not actively traded, fair values are estimated using values obtained from independent pricing services. For mortgage backed securities, the Company considers estimates of future principal prepayments in the calculation of the constant effective yield necessary to apply the interest method. If a difference arises between the prepayments anticipated and actual prepayments received, the Company recalculates the effective yield to reflect the actual payments received and the anticipated future payments. Realized gains and losses from the sales or liquidation of investments are determined using the specific identification basis.

Deferred Policy Acquisition Costs

Policy acquisition costs, representing commissions, premium taxes and certain other underwriting expenses, net of reinsurance allowances, are deferred and amortized over policy terms. Estimates of future revenues, including investment income and tax benefits, are compared to estimates of future costs, including amortization of policy acquisition costs, to determine if business currently in force is expected to result in a net loss. No revenue deficiencies have been determined in the periods presented.

Recognition of Premium Revenues

Property and casualty insurance premiums are earned over the life of the contracts principally using pro-rata and sum-of-the months digits methods or in relation to anticipated benefits to the policyholders. Life insurance premiums are earned over the life of the contracts principally using the sum-of-the months digits method, while accident and health premiums are principally recognized using the mean of the sum-of-the months digits method and the pro-rata method over the time period to which the premiums relate.

Unpaid Losses and Loss Adjustment Expenses (LAE)

The liabilities for unpaid losses and LAE represent the estimated liabilities for reported claims, claims incurred but not yet reported ("IBNR") and the related LAE. The liabilities for unpaid losses and LAE are determined using case-basis evaluations and actuarial analyses and represent estimates of the ultimate expected cost of all losses and LAE unpaid at the balance sheet date. The liabilities for unpaid losses and LAE have not been reduced by estimated salvage and subrogation recoverable or by the effects of discounting estimated ultimate payments to their present value.

Reinsurance

Assumed reinsurance premiums written, commissions and unpaid losses are accounted for based principally on the reports received from the ceding insurance companies and in a manner consistent with the terms of the related reinsurance agreements. Liabilities for unpaid losses, LAE and unearned premiums are stated gross of ceded reinsurance recoverables. Premiums earned and losses and LAE incurred are stated net of reinsurance ceded.

Income Taxes

Income tax provisions are based on income reported for financial statement purposes, adjusted for permanent differences between financial and taxable income. Deferred federal income taxes are recognized using the liability method, whereby tax rates are applied to the temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are adjusted for changes in tax rates or laws, and the adjustment is reflected in income during the period in which such change is enacted.

Intangibles

In connection with the October 20, 1995 acquisition of the Company by Mercury, the present value of future business account was initially recorded at $18,648. This account is being amortized in an accelerated manner over an approximate three year period reflecting the estimated earnings patterns of the existing insurance business at the date of acquisition. The present value of future business account was $3,717 and $14,797 at December 31, 1996 and 1995, respectively, included in other assets.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the period. Actual results may differ from those estimates.

Changes in Accounting Principle

Effective January 1, 1994, LPIC and LLIC adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The new standard requires, among other things, that securities be classified as "held-to-maturity," "available-for-sale" or "trading" based on the Company's intentions with respect to the ultimate disposition of the security and its ability to effect those intentions. The classification determines the appropriate accounting carrying value (cost basis or fair value) and, in the case of fair value, whether the adjustment impacts Stockholder's Equity directly or is reflected in the Statements of Income. Investments in equity securities are reflected at fair value with the corresponding impact included in Stockholder's Equity. The majority of the Company's fixed maturities are classified as "available-for-sale" and accordingly, these investments are reflected at fair value with the corresponding adjustments due to market changes included as a component of Stockholder's Equity designated "Unrealized Gain (Loss) on Securities, Net of Tax." The remaining securities are classified as "held-to-maturity" and carried at amortized cost based at the Company's intent and ability to hold these securities until maturity.

Emerging Issues Task Force ("EITF") issue No. 93-18 prescribes specific accounting treatment with respect to mortgage-backed interest-only investments. EITF 93-18 reached the conclusion that the measure of impairment of these instruments should be changed from undiscounted cash flows to fair value. Accordingly, the amortized cost basis of such instruments that were determined to have other-than-temporary impairment losses at the time of the initial adoption of SFAS No. 115 have been written down to fair value and reflected as a cumulative effect of accounting change of approximately $2,978 after-tax as of January 1, 1994.

NOTE 3:  UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES

The liability for unpaid losses and LAE is determined on the basis of estimates of unpaid incurred amounts with respect to both reported and unreported losses. Provisions are intended to cover ultimate payment amounts, net of amounts recoverable from reinsurers. These estimates are continually reviewed and, as necessary, any adjustments are reflected in current operations. Since these reserves are based on estimates, the ultimate settlement of claims may vary from the amounts included in the accompanying financial statements. Although it is not possible to measure the degree of variability inherent in such estimates, management believes claim reserves are reasonable.

The following table sets forth a reconciliation of the beginning and ending loss and LAE reserve balances for the following periods:

                                                              Year Ended         Three Months
                                                               12/31/96          Ended 12/31/95
                                                              ----------         --------------
Gross reserves at beginning of period                          $ 51,039             $ 46,539
Reinsurance recoverable on unpaid losses
    and LAE at beginning of year                                  2,274                1,029
                                                               --------             --------
Net reserves at beginning of period                              48,765               45,510

Incurred losses and LAE for claims
  relating to:
      Current year                                               36,347                8,290
      Prior years                                                (8,794)               3,249
                                                               --------             --------
Total incurred losses and LAE                                    27,553               11,539

Loss and LAE payments for claims
  relating to:
      Current year                                               19,113                2,167
      Prior years                                                33,393                6,117
                                                               --------             --------
Total loss and LAE payments                                      52,506                8,284

Net reserves at end of year                                      23,812               48,765

Reinsurance recoverable on unpaid
    losses and LAE at end of year                                 8,965                2,274
                                                               --------             --------
Gross reserves at end of year                                  $ 32,777             $ 51,039
                                                               ========             ========




                                                               Nine Months         Year Ended
                                                              Ended 9/30/95         12/31/94
                                                              -------------        ----------
Gross reserves at beginning of year                            $ 40,919             $ 49,272
Reinsurance recoverable on unpaid losses
    and LAE at beginning of year                                 23,837               34,920
                                                               --------             --------
Net reserves at beginning of year                                17,082               14,352

Incurred losses and LAE for claims
  relating to:
      Current year                                               30,418                6,407
      Prior years                                                17,635               (4,730)
                                                               --------             --------
Total incurred losses and LAE                                    48,053                1,677

Loss and LAE payments for claims
  relating to:
      Current year                                                8,922              (10,254)
      Prior years                                                11,423                9,201
                                                               --------             --------
Total loss and LAE payments                                      20,345               (1,053)

Net reserves at end of period                                    44,790               17,082

Reinsurance recoverable on unpaid
    losses and LAE at end of period                                 970               23,837
                                                               --------             --------
Gross reserves at end of period                                $ 45,760             $ 40,919
                                                               ========             ========



The net $8,794 decrease in prior years' reserves in 1996 was mainly attributable to favorable development on the credit accident and health claim reserves. The net $3,249 and $17,635 increase in prior years' reserves for the three months ended December 31, 1995 and the nine months ended September 30, 1995 was primarily the result of the recapture of business previously ceded to former affiliates. The net $4,730 decrease in prior years' reserves in 1994 was primarily the result of the recapture of business previously reinsured from a former affiliate.

NOTE 4:  PREMIUMS AND REINSURANCE

Prior to the sale to Mercury, the Company was engaged in providing low risk financial reinsurance primarily to large and highly rated life and health insurers. As part of the sale of Lyndon Insurance Group, the Company's financial reinsurance operations were sold in a separate transaction to a joint venture of RGA Reinsurance Company ("RGA") and Swiss Re in 1995. In restructuring the Company's reinsurance operations for this sale, all but one of the treaties previously ceded to an ITT affiliate were recaptured by the Company effective April 1, 1995. Simultaneously, nearly all of the financial reinsurance treaties were retroceded to Fencourt Reinsurance Company, LTD ("Fencourt"), a subsidiary of ITT. Effective July 1, 1995, these treaties were recaptured from Fencourt and virtually all of the Company's financial reinsurance treaties were retroceded to RGA as part of the sale agreement. The RGA and Swiss Re reinsurance transaction was approved by the Missouri Department of Insurance.

The transfer of the blocks of business did not have a material impact on the financial condition of the Company. In addition, ITT has also agreed to indemnify the Company in the event any losses are incurred on this business. Only one treaty had not been novated or recaptured as of December 31, 1996. This treaty is expected to be either terminated or novated by the end of 1998.

In the ordinary course of business, the Company reinsures certain risks for the purpose of limiting the maximum loss exposure and to limit its risks in regard to certain products. Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company.

The effect of reinsurance on premiums written and earned was as follows:

                                    Year Ended                   Three Months Ended
                                     12/31/96                         12/31/95
                              ----------------------           -----------------------
                              Premiums      Premiums           Premiums       Premiums
                              Written        Earned            Written         Earned
                              --------      --------           --------       --------
          Direct              $191,038      $117,797           $ 40,584       $ 24,205
          Assumed               35,043        62,526             10,727         24,735
          Ceded                129,467        97,046             30,197         18,326
                              --------      --------           --------       --------
             Net              $ 96,614      $ 83,277           $ 21,114       $ 30,614
                              ========      ========           ========       ========


                                 Nine Months Ended                  Year Ended
                                     9/30/95                         12/31/94
                              -----------------------          -----------------------
                              Premiums      Premiums           Premiums       Premiums
                              Written        Earned            Written         Earned
                              ---------     ---------          ---------      --------
          Direct              $ 76,394      $ 45,390           $ 18,797       $ 50,110
          Assumed               82,821       104,882            104,414        133,413
          Ceded                 43,002        57,654            106,662        142,490
                              --------      --------           --------       --------
             Net              $116,213      $ 92,618           $ 16,549       $ 41,033
                              ========      ========           ========       ========



Incurred  losses and LAE are net of reinsurance recoveries of:

          $35,047 for the year ended December 31, 1996
          $ 6,673 for the three months ended December 31, 1995
          $ 1,100 for the nine months ended September 30, 1995
          $40,867 for the year ended December 31, 1994

The components of the net reinsurance recoverable balances included in the accompanying balance sheets are as follows:

                                                             12/31/96          12/31/95
                                                             --------          --------
        Ceded paid losses & LAE recoverable                   $ 3,850          $  2,409
        Ceded unpaid losses and LAE                             8,965             2,274
        Ceded unearned premiums                                84,493            39,303
        Ceded reinsurance payable                              (5,643)          (15,352)
                                                              -------          --------
           TOTAL                                              $91,665          $ 28,634
                                                              =======          ========



The aggregate recoverables from the companies below represent approximately 77% and 84% of total recoverables at December 31, 1996 and 1995, respectively:

                                                             12/31/96         12/31/95
                                                             --------         --------
        Zurich Reinsurance Centre, Inc.                       $24,426          $11,617
        San Francisco Reinsurance                              22,106            4,390
        Admiral Life Insurance Company of America              10,872            3,283
        Fireman's Fund Insurance Company                        6,721            2,040
        Employer's Reinsurance Corporation                      6,106            2,777


NOTE 5:  INCOME TAXES

The Company's federal income tax return was consolidated with ITT and affiliated companies for the periods ending before October 20, 1995. The method of allocation between the companies was generally based upon separate return calculations with current credits for net losses.

For the period beginning on and after October 20, 1995, the Company's federal income tax return was consolidated with Mercury and affiliated companies. Amounts payable or recoverable related to periods before October 20, 1995 are subject to an indemnification agreement with ITT which has the effect that the Company is not at risk for any income taxes nor entitled to any recoveries related to those periods.

The Company made income tax payments less refunds to the parent companies of:

          $15,305 in the year ended December 31, 1996
          $ 1,061 in the three months ended December 31, 1995
          $90,899 in the nine months ended September 30, 1995
          $ 6,145 in the year ended December 31, 1994


The components of income tax expense for the periods noted are as follows:

                                                             Year Ended      Three Months
                                                              12/31/96      Ended 12/31/95
                                                             -----------    --------------
    Income tax expense:
      Current federal income tax expense                      $ 4,553          $2,644
      Deferred                                                  8,459             845
                                                              -------          ------
    Total income tax expense                                  $13,012          $3,489
                                                              =======          ======


                                               Nine Months         Year Ended
                                              Ended 9/30/95         12/31/94
                                              -------------        ----------
    Income tax expense:
      Current federal income tax expense        $ 97,527             $ 8,122
      Current state income tax                       700                 100
      Deferred income tax (benefit)              (91,761)             13,958
                                                --------             -------
    Total income tax expense                    $  6,466             $22,180
                                                ========             =======


A reconciliation of income tax expense based on the prevailing corporate income tax rate of 35% to the income tax expense reflected in the accompanying financial statements is as follows:

                                              Year Ended         Three Months
                                               12/31/96         Ended 12/31/95
                                              ----------        --------------
    Income tax at prevailing corporate
      income tax rate applied to
      pre-tax income                            $13,998              $3,555
    Add (deduct) tax effect of:
      Tax-exempt interest income                   (859)               (154)
      Other                                        (127)                 88
                                                -------              ------
    Total income tax expense                    $13,012              $3,489
                                                =======              ======





                                             Nine Months          Year Ended
                                            Ended 9/30/95          12/31/94
                                            -------------         -----------
    Income tax at prevailing corporate
      income tax rate applied to
      pre-tax income                            $6,373               $23,071
    Add (deduct) tax effect of:
      Tax-exempt interest income                  (401)                 (918)
      Other                                        494                    27
                                                ------               -------
    Total income tax expense                    $6,466               $22,180
                                                ======               =======




Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 1996 and 1995 are as follows:

                                               12/31/96             12/31/95
                                               --------             --------
    Deferred tax assets:
      Unearned premiums                         $ 6,897              $ 5,345
      Claims reserves                             1,007                1,458
      Policy acquisition costs                     -                   2,982
      Other                                         981                  742
                                                -------              -------
    Total                                         8,885               10,527
                                                -------              -------
    Deferred tax liabilities:
      Policy acquisition costs                   11,276                  -
      Present value of future business            1,301                5,179
      Unrealized gains on securities                507                1,176
      Other                                         758                1,339
                                                -------              -------
    Total                                        13,842                7,694
                                                -------              -------
    Net deferred tax (liability) asset          $(4,957)             $ 2,833
                                                =======              =======


NOTE 6:  INVESTMENTS

The major categories of total net investment income are summarized as follows:

                                                        Year Ended           Three Months
                                                         12/31/96           Ended 12/31/95
                                                        ----------          --------------
    Interest and dividends:
      Fixed maturities                                    $ 9,658                $3,200
      Short-term and other investments                      2,689                 1,156
                                                          -------                ------
    Total interest and dividends                           12,347                 4,356
      Less investment expenses                                265                   106
                                                          -------                ------
    Net investment income                                  12,082                 4,250
                                                          -------                ------
    Realized capital gains (losses):
      Securities available-for-sale:
        Fixed maturity securities                             703                   (26)
        Short-term investments                               (163)                  -
      Fixed maturities held-to-maturity                        66                     2
                                                          -------                ------
    Total realized capital gains (losses)                     606                   (24)
                                                          -------                ------
    Total net investment income                           $12,688                $4,226
                                                          =======                ======



                                                        Nine Months           Year Ended
                                                       Ended 9/30/95           12/31/94
                                                       -------------          ----------
    Interest and dividends:
      Fixed maturities                                    $18,323               $36,078
      Short-term and other investments                     12,173                 6,542
                                                          -------               -------
    Total interest and dividends                           30,496                42,620
      Less investment expenses                                301                   480
                                                          -------               -------
    Net investment income                                  30,195                42,140
                                                          -------               -------
    Realized capital (losses) gains:
      Securities available-for-sale:
        Fixed maturity securities                          (8,174)                2,865
                                                          -------               -------
Total realized capital (losses) gains                      (8,174)                2,865
                                                          -------               -------
    Total net investment income                           $22,021               $45,005
                                                          =======               =======




Gross realized capital gains on available-for-sale securities were:

          $   873 for the year ended December 31, 1996
          $    39 for the three months ended December 31, 1995
          $ 3,960 for the nine months ended September 30, 1995
          $ 4,397 for the year ended December 31, 1994

Gross realized capital losses on available-for-sale securities were:

          $   333 for the year ended December 31, 1996
          $    65 for the three months ended December 31, 1995
          $12,134 for the nine months ended September 30, 1995
          $ 1,532 for the year ended December 31, 1994

Gross realized capital gains on held-to-maturity securities resulting from calls of these securities were:

    $66 for the year ended December 31, 1996
    $ 2 for the three months ended December 31, 1995

Bonds and notes were on deposit with various regulatory authorities to meet statutory requirements with amortized costs of:

    $10,207 as of December 31, 1996
    $ 9,966 as of December 31, 1995

Investments in available-for-sale securities at December 31, 1996 are summarized as follows:

                                                                                Estimated
                                      Amortized     Unrealized    Unrealized      Market
                                         Cost          Gains        Losses         Value
                                      ----------    ----------    ----------    ----------
Fixed maturity securities:
  U.S. Treasury securities
    and obligations of U.S.
    government corporations
    and agencies                         $  9,490     $     13     $    (78)     $  9,425
  Obligations of states and
    political subdivisions                 68,397        1,378         (391)       69,384
  Corporate securities                     63,629          882         (443)       64,068
  Mortgage-backed securities               18,816          166          (78)       18,904
                                         --------     --------     --------      --------
Total available-for-sale                 $160,332     $  2,439     $   (990)     $161,781
                                         ========     ========     ========      ========



Investments in available-for-sale securities at December 31, 1995 are summarized as follows:

                                                                               Estimated
                                      Amortized     Unrealized   Unrealized      Market
                                         Cost          Gains       Losses        Value
                                      ---------      ---------   ----------    ----------
Fixed maturity securities:
  U.S. Treasury securities
    and obligations of U.S.
    government corporations
    and agencies                         $  9,573     $    102     $   (134)     $  9,541
  Obligations of states and
    political subdivisions                 51,563        1,512         (847)       52,228
  Corporate securities                     95,010        4,000       (1,255)       97,755
  Mortgage-backed securities               14,267          196         (214)       14,249
                                         --------     --------     --------      --------
Total available-for-sale                 $170,413     $  5,810     $ (2,450)     $173,773
                                         ========     ========     ========      ========


At December 31, 1996, the maturities of available-for-sale securities are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                     Estimated
                                                   Amortized           Market
                                                      Cost             Value
                                                   ---------         ----------
        Due in one year or less                     $ 13,747          $ 13,291
        Due after one year to five years              54,042            54,377
        Due after five years to ten years             29,012            29,568
        Due after ten years                           44,715            45,641
        Mortgage-backed securities                    18,816            18,904
                                                    --------          --------
          Total                                     $160,332          $161,781
                                                    ========          ========

Investments in held-to-maturity securities at December 31, 1996 are summarized as follows:

                                                                                  Estimated
                                        Amortized    Unrealized     Unrealized      Market
                                          Cost          Gains         Losses        Value
                                        ---------    -----------    ----------    ---------
Fixed maturity securities:
  U.S. Treasury securities
    and obligations of U.S.
    government corporations
    and agencies                          $2,833        $ 17           $(31)       $2,819
  Obligations of states and
    political subdivisions                 3,787          75             (1)        3,861
  Corporate securities                       850          33             -            883
                                          ------        ----           ----        ------
    Total fixed maturities                 7,470         125            (32)        7,563
Other                                        295         174             (7)          462
                                          ------        ----           ----        ------
  Total held-to-maturity                  $7,765        $299           $(39)       $8,025
                                          ======        ====           ====        ======



Investments in held-to-maturity securities at December 31, 1995 are summarized as follows:

                                                                                  Estimated
                                        Amortized    Unrealized     Unrealized      Market
                                          Cost          Gains         Losses        Value
                                        ---------    ----------     ----------    ---------
Fixed maturity securities:
  U.S. Treasury securities
    and obligations of U.S.
    government corporations
    and agencies                          $1,897        $ 26           $(6)        $1,917
  Obligations of states and
    political subdivisions                 3,109          65             -          3,174
  Corporate securities                       701          57             -            758
                                          ------        ----           ---         ------
    Total fixed maturities                 5,707         148            (6)         5,849
Other                                        413         184            (2)           595
                                          ------        ----           ---         ------
  Total held-to-maturity                  $6,120        $332           $(8)        $6,444
                                          ======        ====           ===         ======


At December 31, 1996, the maturities of held-to-maturity securities are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                    Estimated
                                                  Amortized           Market
                                                     Cost             Value
                                                  ---------         ----------
        Due in one year or less                     $  681            $  685
        Due after one year to five years             3,022             3,036
        Due after five years to ten years            2,460             2,504
        Due after ten years                          1,602             1,800
                                                    ------            ------
          Total                                     $7,765            $8,025
                                                    ======            ======

NOTE 7:  DIVIDEND AND CAPITAL RESTRICTIONS

With the approval of the Missouri Department of Insurance, the Company paid a cash dividend in the amount of $98,392 to ITT on October 20, 1995, just prior to the sale to Mercury as part of the sales transaction. For accounting purposes, the dividend was accounted for in the period ending September 30, 1995 on the Statement of Stockholder's Equity.

The maximum amount of dividends which can be paid by insurance companies domiciled in the State of Missouri is subject to statutory restrictions. The maximum dividend payout which may be made in 1997 without prior approval of the Insurance Commissioner is $7,110. Dividends are paid at the discretion of the Board of Directors subject to these regulatory restrictions.

Additionally, the insurance subsidiaries are subject to certain Risk-Based Capital ("RBC") requirements as specified by the National Association of Insurance Commissioners. Under those requirements, the amount of capital and surplus maintained by the insurance companies is to be determined based on the various risk factors related to it. At December 31, 1996, the Company met the RBC requirements.

NOTE 8:  STATUTORY BASIS CAPITAL AND NET INCOME

Generally accepted accounting principles differ in certain material respects from the accounting practices prescribed or permitted by insurance regulatory authorities (statutory basis). The consolidated statutory net income and capital are as follows:

                                                                              Statutory
                                                                               Capital
                                                              Statutory          and
                                                              Net Income       Surplus
                                                              ----------      ---------
    Year ended and as of December 31, 1996                     $ 22,359        $ 71,105
    Three months ended and as of December 31, 1995              118,771          57,516


The combined statutory net (loss) income is as follows:

                                                          Statutory Net
                                                          Income (Loss)
                                                          -------------
    Nine months ended September 30, 1995                    $(84,867)
    Year ended December 31, 1994                              18,691


The statutory net loss in the nine months ended September 30, 1995 was due to the retrocession and sale of the financial reinsurance treaties which resulted in a large statutory net loss offset by gains recorded directly to surplus for reinsurance of existing business. The significant increase in statutory net income in the fourth quarter of 1995 occurred when many of these financial reinsurance treaties were novated or terminated which effectively reversed many of the earlier entries.

NOTE 9:  EMPLOYEE BENEFITS

Substantially all employees of the Company are covered by non-contributory defined benefit pension plans sponsored by Mercury. The Company pays its actuarial allocation each year, which was $104 in 1996 and $19 for the three months ended December 31, 1995. No present value of accumulated vested benefits or assets available for benefits is readily available.

The Company participates in Mercury's stock purchase plan and a tax deferred retirement savings trust (401-K plan); employees are eligible to participate in the plans after having attained specified terms of service. Both plans cover substantially all full time employees of the Company and provide for employee contributions and partial matching contributions by Mercury. The expenses related to the plans were $115 for 1996 and $24 for the three months ended December 31, 1995. The benefit plan information under ITT ownership is insignificant.

NOTE 10:  RELATED-PARTY TRANSACTIONS

Intercompany transactions under Mercury ownership are primarily the result of the issuance of insurance by the Company to Mercury customers and the allocation of taxes. Premiums written or assumed by the Company through Mercury branch offices and commissions paid to Mercury in 1996 totalled $50,453 and $17,013, respectively.

As of December 31, 1996, amounts due from parent include $8,878 that represents an amount due from Mercury for estimated assumed premiums on the collateral protection insurance marketed through the Mercury branch network. An identical amount is included in policy cancellation reserves representing the estimated amount of policies that will be cancelled upon proof of insurance. Effective March 1, 1997, the reinsurance agreement with a non-affiliated insurance group relating to the collateral protection program was terminated. The ceding companies recaptured $7,716 of unearned premiums, $1,212 of claim reserves, $8,878 of policy cancellation reserves and an $8,878 policy cancellation reserve receivable. Total written and earned premiums for this program were $35,800 and $28,258, respectively, for the year ended December 31, 1996. There was no gain or loss recorded related to this transaction during the three months ended March 31, 1997. Also included in amounts due from parent was $170 of premiums less commissions not yet remitted to the Company.

Intercompany transactions under ITT ownership were created primarily from the issuance of credit life, credit disability, fire, inland marine and surety coverages through affiliated finance companies and reinsurance assumed from and ceded to affiliated insurance companies. Premiums generated through ITT affiliates are $36,714 and $7,547 for the nine months ended September 30, 1995 and the year ended December 31, 1994, respectively.

The intercompany reinsurance recapture of $13,419 in the Statement of Stockholder's Equity represents the recapture of credit life and credit accident and health business previously ceded to an affiliate. Under the terms of the original reinsurance agreement the business was ceded along with a cash payment equalling the net statutory reserves. When the business was recaptured, the consideration received equaled the net statutory reserves which exceeded the GAAP reserves. Accordingly, the difference was recorded directly to stockholder's equity.

Prior to the sale to Mercury, the Company periodically sold investments to other insurance companies within the ITT consolidated group and any gains or losses on those sales were recorded directly to stockholder's equity.

NOTE 11:  COMMITMENTS AND CONTINGENCIES

The Company has been named as a defendant in various lawsuits. The Company provides for costs related to contingencies when a loss is probable and the amount is reasonably determinable. Under an indemnification agreement with ITT, the Company is not liable for contingencies arising from events occurring prior to the sale of the Company on October 20, 1995, which represents the majority of all litigation outstanding at December 31, 1996. Although the ultimate losses are not presently determinable, it is management's opinion that the outcome of such litigation, and other contingencies, after the consideration of the indemnification agreement, will have no material adverse impact on the results of operations or financial position of the Company.

NOTE 12:  SUBSEQUENT EVENTS

On June 3, 1997, Mercury executed and closed on a stock purchase agreement between Mercury and Frontier Insurance Group, Inc. for the sale of the Company and its majority owned subsidiaries. The purchase price was $92,000 in cash plus the assumption of a $1,021 Mercury liability owed to ITT in connection with the October 1995 acquisition.

FRONTIER INSURANCE GROUP, INC. FORM 8-K/A-1  DATED JUNE 3, 1997




                 FRONTIER INSURANCE GROUP, INC. AND SUBSIDIARIES

                         PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial statements of Frontier Insurance Group, Inc. and subsidiaries (the "Company") give effect to the acquisitions of Lyndon Property Insurance Company ("Lyndon"), United Capital Holding Company ("UCHC"), Regency Insurance Company ("Regency") and Emrol Installment Premium Discount, Inc. ("Emrol") (the "acquisitions") as more fully described in the accompanying notes to unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated financial statements reflect the Company's preliminary purchase price allocation and is subject to revision as information becomes available. Management believes that the preliminary allocation of the purchase price is not expected to differ materially from the final allocation. The pro forma consolidated balance sheet has been prepared as if the acquisition of Lyndon had been consummated on March 31, 1997. The pro forma consolidated statements of income have been prepared as if the acquisitions had been consummated on January
1, 1996. Such pro forma consolidated financial statements are not necessarily indicative of the results of future operations, nor of the results of historical operations had the acquisitions been consummated on such dates.

The unaudited pro forma consolidated financial statements should be read in conjunction with: the accompanying notes to the unaudited pro forma consolidated financial statements; the Company's Current Report on Form 8-K for an event dated June 3, 1997; the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997; Lyndon's audited consolidated financial statements as of December 31, 1996 and for the year then ended and Lyndon's unaudited interim consolidated financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and March 31, 1996.

FRONTIER INSURANCE GROUP, INC. AND SUBSIDIARIES    FORM 8-K/A-1   DATED JUNE 3, 1997




                 FRONTIER INSURANCE GROUP, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 March 31, 1997
                                   (Unaudited)

                                     ASSETS
                          (dollar amounts in thousands)

                                                                                          Pro Forma
                                                     Historical                           Adjustments              Company
                                              ----------------------                      -----------             Pro Forma
                                                Company       Lyndon                Debit          Credit       Consolidated
                                              -----------     ------                -----          ------       ------------
Investments:
Fixed maturities available for sale           $  707,199      $  192,936       $    8,215(1)                   $  908,350
Fixed maturities held to maturity                                  8,047                       $    8,047(1)
Equity securities                                 20,351                                                           20,351
Short-term investments                           102,547          13,832                           30,000(2)       86,379
Investment in limited liability corporation        3,018                                                            3,018
                                              ----------      ----------       ----------       ----------      ----------
    TOTAL INVESTMENTS                            833,115         214,815            8,215          38,047       1,018,098

Cash                                              15,688           3,868           30,000(2)       92,000(4)       19,556
                                                                                   62,000(3)
Agents' balances due, less
     allowances for doubtful accounts             50,794          29,979                                           80,773
Premiums receivable from insureds, less
     allowances for doubtful accounts             27,489                                                           27,489
Net reinsurance recoverables,
     less allowances for possible
     uncollectible amounts                       209,569          98,353                                          307,922
Accrued investment income                          9,778           3,322                                           13,100
Federal income taxes recoverable                   1,165                                                            1,165
Deferred policy acquisition costs                 36,834          43,503                           43,503(5)       36,834
Present value of future profits                                                    47,700(6)       41,932(7)        5,768
Deferred federal income tax asset                 29,540                           15,700(5)       16,650(6)       38,876
                                                                                   14,676(7)        4,390(8)

Home office building, property and
 equipment--less accumulated
 depreciation and amortization                    40,130                                                           40,130
Intangible assets, less accumulated
     amortization                                 11,311                                                           11,311
Other assets                                      10,507           2,004                            2,890(5)        9,621
                                              ----------      ----------       ----------       ----------      ----------

    TOTAL ASSETS                              $1,275,920      $  395,844       $  178,291      $  239,412      $1,610,643
                                              ==========      ==========       ==========      ==========      ==========


See notes to the unaudited pro forma consolidated balance sheet.

FRONTIER INSURANCE GROUP, INC. AND SUBSIDIARIES    FORM 8-K/A-1   DATED JUNE 3, 1997


                 FRONTIER INSURANCE GROUP, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 March 31, 1997
                                   (Unaudited)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                          (dollar amounts in thousands)


                                                                                         Pro Forma
                                                         Historical                     Adjustments              Company
                                               ---------------------------         -------------------          Pro Forma
                                                 Company            Lyndon         Debit        Credit        Consolidated
                                               -----------          ------         -----        ------        ------------
LIABILITIES:

Policy liabilities:
    Unpaid losses                             $   452,669       $    48,846                                  $  501,515
    Unpaid loss adjustment expenses               116,478               498                                     116,976
    Unearned premiums                             180,891           178,106                                     358,997
                                              -----------       -----------    -----------      --------     -----------
     TOTAL POLICY LIABILITIES                     750,038           227,450                                     977,488

Funds withheld under reinsurance
    contracts                                      72,112                                                        72,112
Revolving loan credit facility                                                                  $ 62,000(3)      62,000
Federal income taxes payable                                          2,184                                       2,184
Deferred federal income tax liability                                 4,390    $     4,390(8)
Cash dividend payable to shareholders               1,905                                                         1,905
Other liabilities                                  13,688            43,089                                      56,777
                                              -----------       -----------    -----------      --------     -----------

     TOTAL LIABILITIES                            837,743           277,113          4,390        62,000      1,172,466


GUARANTEED PREFERRED BENEFICIAL
INTEREST IN COMPANY'S CONVERTIBLE
SUBORDINATED DEBENTURES                           166,979                                                       166,979

SHAREHOLDERS' EQUITY--
Common stock                                          147             4,000          4,000(4)                       147
Additional paid-in capital                        222,289            78,178         78,178(4)                   222,289
Net unrealized losses                              (2,873)             (617)                         168(1)      (2,873)
                                                                                                     449(4)
Retained earnings                                  52,423            37,170         10,271(4)     31,050(6)      52,423
                                                                                    30,693(5)
                                                                                    27,256(7)
                                              -----------       -----------    -----------      --------     -----------
   SUBTOTAL                                       271,986           118,731        150,398        31,667        271,986
Less treasury stock                                   788                                                           788
                                              -----------       -----------    -----------      --------     -----------
   TOTAL SHAREHOLDERS' EQUITY                     271,198           118,731        150,398        31,667        271,198
                                              -----------       -----------    -----------      --------     -----------
   TOTAL  LIABILITIES AND
   SHAREHOLDERS' EQUITY                       $ 1,275,920       $   395,844    $   154,788      $ 93,667     $1,610,643
                                              ===========       ===========    ===========      ========     ===========



See notes to the unaudited pro forma consolidated balance sheet.

FRONTIER INSURANCE GROUP INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

The following pro forma adjustments have been applied to the historical consolidated balance sheets of the Company to give effect to the acquisition of Lyndon as if it had occurred on March 31, 1997.

     (1) All fixed maturities have been classified as available for sale and marked to market.

     (2) Short-term investments were decreased and cash increased through sales in order to fund the purchase of Lyndon.

     (3) Cash increased as a result of the Company obtaining a $100 million, 5 year revolving loan credit facility, under which it drew down $62 million to fund the purchase of Lyndon.

     (4) Cash decreased as a result of the purchase of Lyndon.

     (5) The deferred policy acquisition costs and related deferred federal income taxes have been adjusted as a result of the purchase.

     (6) To reflect the purchase accounting adjustments for the present value of future profits ("PVFP") related to the purchase of Lyndon and the related deferred federal income tax assets.

     (7) The excess of the net assets acquired over the purchase price has been adjusted together with the related deferred income tax assets.

     (8) Reclassification of deferred tax liabilities.

FRONTIER INSURANCE GROUP, INC. AND SUBSIDIARIES    FORM 8-K/A-1   DATED JUNE 3, 1997


                 FRONTIER INSURANCE GROUP, INC. AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        Three Months Ended March 31, 1997
                                   (Unaudited)
              (dollar amounts in thousands, except per share data)


                                                                      Pro Forma
                                      Historical                      Adjustments             Company
                                ------------------------        ----------------------       Pro Forma
                                  Company         Lyndon          Debit       Credit       Consolidated
                                -----------       ------          -----       ------       ------------
REVENUES:
Premiums written                $ 105,812       $  43,660                                   $ 149,472
Premiums ceded                    (26,499)        (30,026)                                    (56,525)
                                ---------       ---------       ---------       ------      ---------

Net premiums written               79,313          13,634                                      92,947
Decrease (increase) in
    net unearned premiums          (1,506)          9,586                                       8,080
                                ---------       ---------       ---------       ------      ---------
Net premiums earned                77,807          23,220                                     101,027
Net investment income              11,893           3,023       $     491(g)                   14,425
Realized capital gains                721              29                                         750
                                ---------       ---------       ---------       ------      ---------
Total net investment income        12,614           3,052             491                      15,175
Gross claims adjusting income          15                                                          15
Other income                                          100                                         100
                                ---------       ---------       ---------       ------      ---------
TOTAL REVENUES                     90,436          26,372             491                     116,317

EXPENSES:
Losses                             31,116          10,938                                      42,054
Loss adjustment expenses           14,558             496                                      15,054
Amortization of policy
    acquisition costs              15,951           3,053                                      19,004
Amortization of present
    value of future profits                         2,229             597(f)   $ 2,229(f)         597
Underwriting and other expenses     9,231           2,911                                      12,142
Minority interest in income of
    consolidated subsidiary
    trust                           2,732                                                       2,732
Interest expense                                                      964(c)                      964
                                ---------       ---------       ---------       ------      ---------
TOTAL EXPENSES                     73,588          19,627           1,561        2,229         92,547
                                ---------       ---------       ---------       ------      ---------
INCOME BEFORE
    INCOME TAXES                   16,848           6,745           2,052        2,229         23,770

INCOME TAXES:
State                                 103                                                         103
Federal                             4,841           2,219              62(e)                    7,122
                                ---------       ---------       ---------       ------      ---------
TOTAL INCOME TAXES                  4,944           2,219              62                       7,225
                                ---------       ---------       ---------       ------      ---------
NET INCOME                      $  11,904       $   4,526       $   2,114       $2,229      $  16,545
                                =========       =========       =========       ======      =========

PER SHARE DATA:
Primary earnings per
    common share                     $.41                                                        $.56
                                     ====                                                        ====
Fully diluted earnings per
    common share                     $.38                                                        $.50
                                     ====                                                        ====


See notes to the unaudited pro forma consolidated statements of income.

FRONTIER INSURANCE GROUP, INC. AND SUBSIDIARIES    FORM 8-K/A-1   DATED JUNE 3, 1997

                 FRONTIER INSURANCE GROUP, INC. AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          Year Ended December 31, 1996
                                   (Unaudited)
              (dollar amounts in thousands, except per share data)

                                                    Historical
                                -------------------------------------------------------              Pro Forma
                                                                                                     Adjustments         Company
                                                               Regency                         -------------------      Pro Forma
                                  Company       UCHC*          and Emrol*        Lyndon        Debit         Credit   Consolidated
                                -----------     ----           ---------         ------        -----         ------   -------------
REVENUES:
Premiums written                $  402,799      $ 11,380       $    4,559       $  226,081                               $ 644,819
Premiums ceded                     (90,936)       (7,553)          (2,343)        (129,467)                               (230,299)
                                ----------    ----------       ----------       ----------    ----------       -------   ---------
Net premiums written               311,863         3,827            2,216           96,614                                 414,520
Decrease (increase) in
    net unearned premiums          (45,874)         (597)              17          (13,337)                                (59,791)
                                ----------    ----------       ----------       ----------    ----------       -------   ---------
Net premiums earned                265,989         3,230            2,233           83,277                                 354,729
Net investment income               37,226         3,371              540           12,082     $ 4,262(b)                   48,957
Realized capital gains               1,707           647                               606                                   2,960
                                ----------    ----------       ----------       ----------    ----------       -------   ---------
Total net investment income         38,933         4,018              540           12,688       4,262                      51,917
Gross claims adjusting income           55                                                                                      55
Other income                                                                           833                                     833
                                ----------    ----------       ----------       ----------    ----------       -------   ---------
TOTAL REVENUES                     304,977         7,248            2,773           96,798       4,262                     407,534

EXPENSES:
Losses                              97,058           366            1,275           25,041                                 123,740
Loss adjustment expenses            58,933         1,244               87            2,512                                  62,776
Amortization of policy
    acquisition costs               57,540          (408)             116           10,999                     $ 4,039(a)   64,208
Amortization of present
    value of future profits                                                         11,080       3,580(a)       11,080(a)    3,580
Underwriting and other
    expenses                        30,540           542            1,111            7,172         422(d)                   39,787
Minority interest in
    income of consolidated
    subsidiary trust                 2,277                                                                                   2,277
Interest expense                     1,970                                                       3,856(c)                    5,826
                                ----------    ----------       ----------       ----------    ----------       -------   ---------
TOTAL EXPENSES                     248,318         1,744            2,589           56,804       7,858          15,119     302,194
                                ----------    ----------       ----------       ----------    ----------       -------   ---------
INCOME BEFORE INCOME TAXES          56,659         5,504              184           39,994      12,120          15,119     105,340

INCOME TAXES:
State                                  723                                                                                     723
Federal                             15,869         1,949               69           13,012       1,155(e)                   32,054
                                ----------    ----------       ----------       ----------    ----------       -------   ---------
TOTAL INCOME TAXES                  16,592         1,949               69           13,012       1,155                      32,777
                                ----------    ----------       ----------       ----------    ----------       -------   ---------
NET INCOME                      $   40,067    $    3,555       $      115       $   26,982    $ 13,275         $15,119   $  72,563
                                ==========    ==========       ==========       ==========    ==========       =======   =========

PER SHARE DATA:

Primary earnings per
    common share                     $1.39                                                                                   $2.51
                                     =====                                                                                   =====
Fully diluted earnings per
    common share                     $1.37                                                                                   $2.43
                                     =====                                                                                   =====



----------

(*) Historical numbers represent results of operations for the periods prior to the respective acquisition dates.

See notes to the unaudited pro forma consolidated statements of income.

FRONTIER INSURANCE GROUP INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

The following pro forma adjustments have been applied to the historical consolidated statements of income for the year ended December 31, 1996 of the Company, Lyndon, UCHC, Regency and Emrol to give effect to the acquisitions as if they had occurred on January 1, 1996.

     (a) Amortization of deferred policy acquisition costs and the PVFP have been adjusted to reflect estimated amortization expense calculated based on a valuation of business in force as of the purchase date. The resulting PVFP was offset by the excess of net assets acquired over the purchase price and is being amortized over the related earned premiums.

     (b) Net investment income has been decreased to reflect the reduction of investment income as a result of the sale of fixed maturities used to fund the acquisitions of Lyndon and UCHC (approximately $61 million), and from the sale of short-term investments and fixed maturities for the payment of $59.8 million in dividends to their previous parent companies, assuming pretax yields ranging from 6.4% to 6.9%.

     (c) Interest expense has been increased to reflect the draw down of $62 million of the $100 million revolving loan credit facility with Deutsche Bank, assuming an interest rate of 6.035%.

     (d) Underwriting and other expenses have been increased to reflect the amortization of the excess cost over net assets acquired arising from the acquisitions of UCHC, Regency and Emrol.

     (e) Federal income taxes have been increased to reflect the net tax effect of the pro forma adjustments.

     (f) Amortization of policy acquisition costs and the PVFP have been adjusted to reflect estimated amortization expense calculated based on a valuation of business in force as of the purchase date. The resulting PVFP was offset by the excess of net assets acquired over the purchase price and is being amortized over the related earned premiums.

     (g) Net investment income has been decreased to reflect the reduction in investment income from the sale of short-term investments used to fund the acquisition of Lyndon (approximately $30 million), assuming a pretax yield of 6.5%.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                FRONTIER INSURANCE GROUP, INC.
                                (Registrant)

                                  By:/s/   Mark H. Mishler
                                     ______________________________________
                                     Mark H. Mishler
                                     Vice President, Treasurer and
                                     Chief Financial Officer
                                     (Principal Financial and Accounting Officer
                                     and Duly Authorized Officer)

Dated:  July 16, 1997